UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2026

COMSTOCK INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35200	65-0955118
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

117 American Flat Road, Virginia City, Nevada 89440
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (775) 847-5272

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

On January 5, 2026, Comstock Inc. (the “Company”) granted a total of 463,721 shares of common stock of the Company (“common shares”) to its non-employee directors for annual director services for the period from January 1, 2022 and forward through March 31, 2026, pursuant to the shareholder approved Comstock Inc. 2020 and 2022 Equity Incentive Plans, for services rendered, with each non-employee director receiving the number of common shares listed below:

●	Mr. Walter A. Marting – 90,481 common shares;
●	Mr. William J. Nance – 90,481 common shares;
●	Mr. Leo M. Drozdoff – 90,481 common shares;
●	Mr. Guez J. Salinas – 89,262 common shares; and
●	Ms. Kristin M. Slanina – 103,016 common shares.

All of our non-employee directors elected to take all of their previously earned and accrued compensation for all of these previous years services in common shares and also agreed to increase the ownership guidelines for owning and holding the Company’s common shares.

The stock-based compensation for these professional services will be paid quarterly going forward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: January 7, 2026	By:	/s/ Corrado De Gasperis
Corrado De Gasperis
Executive Chairman and Chief Executive Officer